Exhibit T3A.13

APPROVED BY Minutes No. 1 of the Founding Meeting of 25 April 2005

Articles of Association of

CLOSED JOINT STOCK COMPANY

Mid-Russian Distilleries

Moscow - 2005

1. GENERAL PROVISIONS.

1.1. Joint Stock Company Mid-Russian Distilleries hereinafter referred to as “the Company” is a Closed Joint Stock Company. The Company has been established for an unlimited period of time and shall carry on its business on the basis of these Articles of Association, the Civil Code of the Russian Federation, FEDERAL LAW OF THE RUSSIAN FEDERATION “ON JOINT STOCK COMPANIES” of 26/12/1995 No. 208-FZ (hereinafter – “the Law”),

1.2. The Company shall acquire the status of a legal entity upon state registration in the manner as prescribed by the current laws.

1.3. The company shall hold title to separate property recorded in its books of account, may on its own behalf acquire and exercise property and personal non-property rights, incur obligations, act as claimant or respondent in court or arbitration court.

1.4. The Company shall have civil rights and incur liabilities required to perform any types of activities not prohibited by the federal laws. Until 50% of the Company’s shares distributed among its founders are paid up, the Company shall not be entitled to make any transactions not associated with the founding thereof.

1.5. The Company shall be liable for its obligations with all of its property.

1.6. The Company shall not be liable for the obligations of its shareholders.

1.7. The shareholders shall not be liable for the obligations of the Company and shall bear the risk of loss associated with its activities within the limits of the value of the shares held by them.

1.8. The shareholders who did not pay up their shares in full shall be jointly and severally liable for the Company’s obligations within the limits of the unpaid value of the shares held by them.

1.9. The State and its agencies shall not be liable for the Company’s obligations, and neither shall the Company be liable for the obligations of the State and its agencies.

1.10. The Company shall have an operating account and shall be entitled to duly open currency and other bank accounts both in the Russian Federation and abroad.

1.11. The Company shall have a round seal bearing its full corporate name in Russian and specifying its location.

1.12. The Company may have stamps, letterheads bearing its corporate name, its own emblem, and a duly registered trade mark and other visual identities.

1.13. The Company may establish business Companies with legal entity rights, business Companies with foreign investments, branches and representative offices, enter into unions and associations both in the Russian Federation and abroad.

1.14. The branches and representative offices established by the Company shall not be legal entities.

1.15. The establishment and activities of the Company’s branches and representative offices shall be regulated by the current laws.

1.16. The Company shall be entitled to place bonds and other issuable securities provided for by the securities acts of the Russian Federation, in accordance with the current laws.

2. SHAREHOLDERS OF THE COMPANY.

2.1. Both citizens and (or) legal entities may be shareholders of the Company. The number of the Company’s shareholders shall not exceed fifty.

3. NAME AND LOCATION OF THE COMPANY.

3.1. The full corporate name of the Company in Russian shall be:

The short corporate name of the Company in Russian shall be:

The corporate name of the Company in English shall be: Closed Joint Stock Company Mid-Russian Distilleries.

3.2. The Company shall be located at: 125009 Russia, Moscow, 5 Degtyarny lane, bldg. 2.

4. PURPOSE AND SCOPE OF ACTIVITIES.

4.1. The main purpose of the Company shall be profit-generating business activities carried on in the manner and on the terms prescribed by the laws of the Russian Federation.

4.2. The Company’s activities shall be as follows:

•	production, storage and supply of the produced ethyl alcohol, including denatured alcohol;

•	production, storage and supply of alcoholic and alcohol-containing food products;

•	procurement, storage and export of ethyl alcohol and alcoholic products;

•	storage of ethyl alcohol, alcoholic and alcohol-containing food products;

•	procurement, storage and supply of alcoholic and alcohol-containing food products;

•	export of alcoholic products;

•	import, storage and supply of ethyl alcohol, alcoholic and alcohol-containing food products;

•	production, bottling, procurement, storage and wholesale of alcoholic and alcohol-containing food products;

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right to procure (import), store and wholesale drinking alcohol, vodka, liquors, champagne wines, cognacs (brandies), Calvados, grape, fruit, sparkling, effervescent, natural, special wines and wine materials, low-alcohol drinks and other food products containing more than 1.5 percent of ethyl alcohol;

•	production of distilled alcoholic beverages;

•	production of ethyl alcohol from fermented materials;

•	production of grape wine;

•	production of cider and other fruit wines;

•	production of other non-distilled beverages from fermented materials;

•	production of beer;

•	production of malt;

•	production of mineral waters and other non-alcoholic beverages;

•	production of mineral waters;

•	production of non-alcoholic beverages, except mineral waters;

•	agent’s activities related to wholesale of live animals, agricultural raw materials, textile raw materials and semi-finished goods;

•	agent’s activities related to wholesale of timber and building materials;

•	agent’s activities related to wholesale of food products, including alcoholic and non-alcoholic beverages and tobacco products;

•	agent’s activities related to wholesale of a variety of goods;

•	wholesale of alcoholic and other beverages, including beer;

•	wholesale of non-alcoholic beverages;

•	wholesale of coffee, tea, cocoa, spices;

•	wholesale of non-food consumer goods;

•	wholesale of timber, construction materials and sanitary equipment;

•	wholesale of other intermediate products;

•	wholesale of other machinery and equipment;

•	retail sale of alcoholic and other beverages, including beer;

•	retail sale of non-alcoholic beverages;

•	activities in the field of law;

•	activities in the field of accounting and audit;

•	market researches and public opinion polling;

•	business and management consultancy;

•	management of financial and industrial groups and holding companies;

•	advertising;

•	provision of secretarial, editorial and translation services;

•	other services not prohibited by the law.

A special permit (license) shall be duly obtained for the types of activities subject to licensing.

4.3. The Company’s activities shall not be limited to the above listed types. The Company may carry out any types of activities not prohibited by the current laws and these Articles of Association. The Company shall carry out any types of foreign economic activity not contradicting the current laws.

4.4 The Company may engage in separate types of activities listed in the federal laws only subject to a special permit (license).

4.5. If the conditions of the special permit (license) for a specific type of activity require that such activity be exclusive, the Company shall not be entitled to carry out any other activities except those listed in the special permit (license) and those associated therewith within the term of such special permit (license).

5. AUTHORISED CAPITAL AND SHARES OF THE COMPANY.

5.1. The Company’s authorised capital shall be comprised of the par value of the Company’s shares held by the Company’s shareholders and shall amount to 111,000,000 (one hundred and eleven million) roubles.

The Company’s authorised capital shall be divided into 11,100 (eleven thousand and one hundred) ordinary registered shares with a par value of 10,000 (ten thousand) roubles each.

Upon the incorporation of the Company, all of its shares shall be distributed among its founders.

5.2. Paying up of the Company’s shares distributed among the founders of the Company upon its incorporation shall be made with money in roubles.

5.3. No less than 50 per cent of the Company’s shares distributed upon incorporation shall be paid up within three months from the state registration of the Company. All of the Company’s shares shall be paid up within one year from the state registration of the Company.

5.4. In case the shares are not paid up in full within the time set forth in para. 5.3 above, the title to the shares with the offering price equal to the unpaid amount (value of the property not transferred in payment for the shares) shall pass to the Company, which will be duly recorded in the shareholder register.

5.5. The procedure for the placement and paying up of additional shares of the Company shall be determined in accordance with the current laws.

5.6. A share held by a founder of the Company shall grant such founder the right to vote on all issues until it is paid up in full.

5.7. The Company shall be entitled to increase or reduce the amount of its authorised capital in the manner prescribed by the law.

5.8. The Company’s authorised capital may be increased by way of increasing the par value of the shares or placing additional shares. In both cases the decision to increase the Company’s authorised capital shall fall within the competence of the General Meeting of Shareholders.

5.9. The Company’s authorised capital may be decreased by way of decreasing the par value of the shares or reducing the total number of the shares. The Company may not reduce its authorised capital if the resulting authorised capital falls short of the minimum authorised capital prescribed by the Law.

5.10. The decision to decrease the Company’s authorised capital and introduce the respective amendments to the Articles of Association shall fall within the competence of the General Meeting of Shareholders. The Company’s authorised capital may only be decreased upon due notice to all of the Company’s creditors.

5.11. The Company may resolve to pay dividends on the placed shares of the Company from the Company’s net profits in accordance with the current laws.

6. RIGHTS AND OBLIGATIONS OF THE COMPANY’S SHAREHOLDERS.

6.1. Any shareholder being the owner of the Company’s ordinary shares shall be entitled to:

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take part in the management of the Company’s affairs in accordance with the Law and the Company’s Articles of Association, which includes participating personally or through a representative in the General Meeting of Shareholders with a right to vote on all issues falling within the competence thereof;

•	receive from the Company all the required information on all issues included in the General Meeting’s agenda;

•	obtain copies of minutes of the General Meetings and extracts from the shareholder register;

•	elect and be elected to the Company’s bodies;

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receive dividends, and in the event of the Company’s liquidation – a part of its property that remains after the completion of settlements with the creditors (liquidation share in proportion to the number of shares held by the shareholder);

•	receive information on the Company’s affairs and study its documents in the manner established by these Articles of Association and the Company’s internal documentation;

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without consent of the other shareholders of the Company, dispose of the shares held by it. In such case, the other shareholders of the Company shall have a pre-emptive right to acquire such shares at the price of the offer to the respective third party.

6.2. The Company’s shareholder intending to sell the Company’s shares held by it to a third party shall notify the other shareholders and the Company of the same in writing having stated the price and the other terms of sale of the shares. All the Company’s shareholders who have expressed their wish to exercise their pre-emptive right to buy the shares shall purchase such shares at the offer price in proportion to the number of shares held by them in the Company’s authorised capital. The period of exercise of the pre-emptive right shall be 30 (thirty) days from the notice by the shareholder intending to sell its shares to a third party to the other shareholders of the Company.

6.3. A shareholder shall:

•	pay up the shares held by it in such manner, amount and time as provided by the current laws, the Company’s Articles of Association and the resolution of the General Meeting of Shareholders.

•	abide by the requirements of the Company’s Articles of Association and the decisions of the Company’s management bodies;

•	not disclose confidential information concerning the Company’s affairs;

•	bear the risk of loss associated with the Company’s activities within the limits of the value of the shares held by it.

7. SHAREHOLDER REGISTER.

7.1. The Company shall be the holder of a register of its shareholders, shall independently maintain and keep such register in accordance with the current regulations of the Russian Federation governing the maintenance of the register of holders of registered securities.

7.2. The person registered in the Company’s shareholder register shall in due time notify the Company in writing of any changes in its personal data. In the event of failure to so provide the information about the changes in the personal data, the Company shall not be liable for the resulting losses.

8. GENERAL MEETING OF SHAREHOLDERS.

8.1. The supreme management body of the Company shall be the General Meeting of Shareholders. The Company shall convene the General Meeting of Shareholders on an annual basis no less than two and no more than six months after the end of the financial year. The General Meeting of Shareholders shall decide on the matters of election of the Board of Directors of the Company and the Auditor of the Company, approval of the Auditor of the Company, the matters listed in para. 8.2.12., as well as other matters falling within the competence of the General Meeting of Shareholders.

8.2. The following matters shall fall within the competence of the General Meeting of Shareholders:

8.2.1. Introduction of amendments to the Company’s Articles of Association or approval of new versions of the Company’s Articles of Association;

8.2.2. Reorganisation of the Company;

8.2.3. Liquidation of the Company, appointment of liquidation committee and approval of the interim and the final liquidation balance sheets;

8.2.4. Determination of the quantitative composition of the Board of Directors of the Company, election of its members and early termination of their powers;

8.2.5. Determination of the number, par value and category (type) of the authorised shares, and the rights granted thereby;

8.2.6. Increasing the Company’s authorised capital by increasing the par value of the shares or placing additional shares;

8.2.7. Decreasing the Company’s authorised capital by decreasing the par value of the shares, acquiring a part of the shares for the purpose of reduction of their overall number, as well as by way of redemption of the shares acquired or repurchased by the Company;

8.2.8. Election of Director General of the Company, early termination of its powers;

8.2.9. Election of the Auditor of the Company and early termination of its powers, determination of the amount of the Auditor’s fee;

8.2.10. Approval of the Auditor of the Company;

8.2.11. Payment (announcement) of dividends following the results of the first quarter, six months, nine months, and financial year;

8.2.12. Approval of the Company’s annual reports, annual financial statements, including profit and loss statements (profit and loss accounts), as well as distribution of the Company’s profit, including payment (announcement) of dividends, and loss following the financial year’s results;

8.2.13. Determination of the procedure of the General Meeting of Shareholders;

8.2.14. Election of members of the vote counting committee and early termination of their powers;

8.2.15. Splitting and consolidation of shares;

8.2.16. Deciding on the approval of related party transactions prior to the conclusion of such transactions in the cases stipulated by the current laws;

8.2.17. Deciding on the approval of major transactions in the cases stipulated by the current laws;

8.2.18. Acquisition by the Company of the placed shares in the cases stipulated by the Law;

8.2.19. Adoption of decisions on the participation in holding companies, financial and industrial groups, associations and other business company alliances;

8.2.20. Approval of internal documents regulating the activities of the Company’s bodies;

8.2.21. Placement of bonds and other issuable securities in the cases stipulated by the current laws;

8.2.22. Acquisition of the bonds and other securities placed by the Company in the cases stipulated by the current laws;

8.2.23. Resolving other matters contemplated by the Law.

8.3. The matters falling within the competence of the General Meeting of Shareholders may not be delegated to Director General. The matters falling within the competence of the General Meeting of Shareholders may not be delegated to the Board of Directors of the Company, except for the matters stipulated by the Law.

8.4. The decisions on the matters specified in para. 8.2.1. through 8.2.3, 8.2.5. and 8.2.18 hereof shall be adopted by the General Meeting of Shareholders by a majority of three-fourths of the votes of the voting shareholders attending the General Meeting. The decision on the matters specified in para. 8.2.16 hereof shall be adopted by the General Meeting of Shareholders by a majority of votes of all voting shareholders not interested in the transaction. For all other matters the decisions shall be adopted by a simple majority of the votes of the shareholders attending the meeting, unless otherwise provided by the Law.

8.5. The General Meeting of Shareholders may not consider and decide on the matters not referred to its competence by the Law.

8.6. In the case when all the voting shares of the Company are held by one shareholder, the decisions on the matters falling within the competence of the General Meeting of Shareholders shall be solely adopted by such shareholder in writing. In such case the provisions of the Articles of Association concerning the procedure and terms of preparation, convening and holding of the General Meeting of Shareholders shall not apply, except for the provisions relating to the date of the annual General Meeting of Shareholders. The provisions concerning the procedure for the approval of major transactions shall not apply if the Company consists of one shareholder being its Director General.

9. PROCEDURE FOR PREPARING AND CONDUCTING THE GENERAL MEETING OF SHAREHOLDERS

9.1. Matters of preparing and conducting the general meeting of shareholders of the Company shall be in the competence of the Company’s Board of Directors, which shall determine the following:

•	a date, venue and time of holding the shareholders’ general meeting;

•	an agenda of the shareholders’ general meeting;

•	a date of making the list of persons authorized to participate in the shareholders’ general meeting;

•	a procedure for notifying shareholders on conduction of the shareholders’ general meeting;

•	a procedure for reviewing the information to be presented to shareholders in preparing to holding the shareholders’ general meeting;

9.2. The notification about conduction of the shareholders’ general meeting shall be made not later than 20 days prior to the date of its conduction. The notification about conduction of the shareholders’ general meeting, which agenda includes the following questions:

•	reorganization of the Company – shall be made not later than 30 days prior to the meeting;

•	election of members of the Board of Directors to be elected by cumulative voting – not later than 50 days prior to the date of holding the meeting.

9.3. Suggestions on the agenda of the shareholders’ general meeting may be made by shareholders collectively holding at least two percent of voting shares in the Company.

9.4. The general meeting of shareholders shall not have the right to adopt any decisions on issues not included in the agenda of the meeting, neither shall it have the right to change the agenda.

9.5. Extraordinary general meeting shall be summoned by the Company’s Board of Directors based on:

•	a request from the Company’s examiner;

•	a request from the Company’s auditor;

•	a request from a shareholder (shareholders) holding at least 10 percent of voting shares as at the date of request;

•	in other cases as established in applicable laws.

9.6. The Company’s Board of Directors shall summon an extraordinary general meeting of shareholders at a request from the examiner or auditor of the Company and a shareholder (shareholders) holding at least 10 percent of voting shares in the Company not later than within 40 days from the date of submission of the request for calling the shareholders’ general meeting or not later than within 70 days if the agenda does not contain any issue of electing members of the Board of Directors through cumulative voting.

9.7. A decision on summoning an extraordinary general meeting of shareholders or on rejection of summoning it shall be adopted by the Company’s Board of Directors within 5 days from the date of submission of the request by the Company’s examiner, auditor and a shareholder (shareholders) holding at least 10 percent of voting shares in the Company.

9.8. In case within the period above the Company’s Board of Directors fails to adopt any decision on summoning the shareholders’ general meeting or adopted a decision on rejection of summoning it, the extraordinary meeting may be called by the bodies or persons requesting its convocation.

9.9. The general meeting of shareholders is legally qualified (has the quorum) if shareholders (their representatives) collectively holding over a half of votes of placed voting shares of the Company are registered to participate in the shareholders’ general meeting.

9.10. If there is no quorum to hold the shareholders’ general meeting, a date of holding a repeated general meeting of shareholders shall be announced. In the event of holding the repeated general meeting of shareholders the agenda shall not be changed.

9.11. The repeated general meeting of shareholders shall be legally qualified if shareholders (their representatives) collectively holding at least 30 percent of votes of placed voting shares of the Company are registered to participate in the shareholders’ repeated general meeting.

9.12. A notification on holding the repeated general meeting of shareholders shall be made not later than 20 days prior to its date.

9.13. Votes shall be cast at the general meeting of shareholders on the basis “one voting share in the Company is one vote”, unless the law provides otherwise.

9.14. The minutes of the general meeting of shareholders shall be made in a set of two at least within 15 days after closure of the shareholders’ general meeting. The minutes of the general meeting of shareholders shall contain

•	the venue, date and time of the shareholders’ general meeting;

•	the total number of votes held by the shareholders owners of voting shares in the Company;

•	the total number of votes held by the shareholders participating in the meeting;

•	chairman and secretary of the meeting, the agenda of the meeting.

The minutes of the general meeting of shareholders of the Company shall contain fundamental provisions of speeches, issues put for voting and voting results, decisions adopted by the meeting.

10. THE COMPANY’S BOARD OF DIRECTORS

10.1. The quantitative composition of the Company’s Board of Directors shall be determined by the Company’s general meeting of shareholders.

10.2. Members of the Company’s Board of Directors shall be elected at the annual general meeting of shareholders of the Company for the period to the next annual general meeting of shareholders of the Company and may be re-elected for an indefinite number of times. The general meeting of shareholders of the Company shall have the right to terminate powers of members of the Company’s Board of Directors before the term, with or without giving the reasons.

10.3. The Board of Directors shall elect the Chairman of the Board of Directors from its members based on a simple majority of votes of the total number of members of the Company’s Board of Directors. The Chairman may be re-elected for an indefinite number of times. The Chairman of the Board of Directors shall organize operations of the general meeting of shareholders of the Company, calls meetings of the Company’s Board of Directors, arranges preparation of all required documents and supervise day-to-day operations of the Company’s Board of Directors as per these Articles of Association and applicable laws.

10.4. Members of the Company’s Board of Directors shall have the right at any time to examine any records, accounts or documents of the Company and receive from the Company’s Board of Directors, the Company’s General Director or any other officer or employee of the Company any requested information on the Company’s activity.

10.5. Aside from compensation for travel and other expenses connected with performing duties of member of the Company’s Board of Directors (all expenses shall be supported with documents for the purpose of accounting), members of the Company’s Board of Directors shall not be entitled to any salary or remuneration for discharging duties of member of the Company’s Board of Directors, unless the shareholders’ general meeting provides otherwise.

10.6. Meeting of the Company’s Board of Directors shall be held at any place in the Russian Federation or abroad, as determined by the Company’s Board of Directors or its Chairman.

In the event of impossibility to participate in a meeting in person, any member of the Company’s Board of Directors may participate and vote at the meeting (a) by correspondence, having sent to the Chairman of the Board of Directors his written opinion on items in the agenda of the respective meeting of the Company’s Board of directors not later than on the date of such meeting; (b) by telephone, and the Chairman of the Board of Directors, having received the respective request, shall take all measures required to arrange this telephone communication. Further, any decision or act of the Company’s Board of Directors may be legally adopted through approvals in writing, without holding any meeting.

10.7. The time, date, venue and the agenda of next meetings of the Company’s Board of Directors shall be determined by the Company’s Board of Directors at the previous regular meeting. The time, date, venue and the agenda of any regular meeting may be changed by the Chairman of the Board of Directors provided all members of the Company’s Board of Directors are notified thereof by telex or telefax, confirmed by registered mail, at least 2 (two) days prior to the appointed date of the meeting.

10.8. Extraordinary meeting of the Company’s Board of Directors may be called by the Chairman at his discretion or following a request by any member of the Company’s Board of Directors, an examiner of the Company, an auditor of the Company of the Company’s General Director to discuss one or several particular issues. A notification on summoning such meeting shall be sent to the members of the Company’s Board of Directors in the procedure in Article 10.7 herein, and shall contain the agenda listing issues raised to discuss at the meeting.

10.9. The quorum the meetings of the Company’s Board of Directors shall be at least a half of the number of elected members of the Company’s Board of Directors (at that, in determining the presence of quorum, votes of the members of the Company’s Board of Directors who participate in the meeting by phone and/or who sent their written opinion on the issues in the agenda of the respective meeting of the Company’s Board of Directors shall be taken into account as described in para. 10.6 herein). If the number of members of the Company’s Board of Directors owing to dismissal or death of one or several its members becomes lower than the quorum, the remaining members shall immediately summon an extraordinary general meeting of shareholders to elect a new composition of the Company’s Board of Directors.

10.10. Decisions of the Company’s Board of Directors shall be taken by a majority of votes of members of the Company’s Board of Directors participating in the meeting, unless these Articles of Association or applicable laws provide otherwise. No member of the Company’s Board of Directors shall have the right to transfer his/her vote to any other person, including any other member of the Company’s Board of Directors.

10.11. Minutes of meeting of the Company’s Board of Directors shall be executed within 3 (three) days from the closure date of the meeting and signed by the Chairman of the Board of Directors. The Chairman of the Board of Directors shall be responsible for the accuracy of all minutes.

10.12. The Company’s Board of Directors shall be authorized to deal with questions of general management of the Company, excluding questions that pursuant to these Articles of Association and applicable laws belong to the sole competence of the general meeting of shareholders of the Company. The following questions are in the competence of the Company’s Board of Directors:

10.12.1. Determining priority targets of the Company’s activity;

10.12.2. Calling annual and extraordinary meetings of shareholders;

10.12.3. Approving the agenda of the shareholders’ general meeting;

10.12.4. Determining the date of making a list of persons entitled to vote at the shareholders’ general meeting and performing other duties in connection with calling, preparing and holding such general meetings of shareholders;

10.12.5. Determining a price of assets (money value), a price of offering ad redemption of issued securities as provided by applicable laws;

10.12.6. Giving recommendations on an amount of fees and compensations paid to the examiner of the Company and determining an amount of payment for the auditor’s services;

10.12.7. Giving recommendations on an amount of dividend on shares and a dividend payment procedure;

10.12.8. Using the Reserve Fund and other funds of the Company;

10.12.9. Approving the Company’s internal documents, excluding internal documents approval of which is in the competence of the shareholders’ general meeting as established by the Law and these Articles of Association and other internal documents of the Company approval of which is in the competence of the General Director as established by these Articles of Association;

10.12.10. Establishing branches and opening representative offices of the Company;

10.12.11. Approving major transactions as set out in Chapter X of the Law;

10.12.12. Approving transactions provided for in Chapter XI of the Law;

10.12.13. Approving the Company’s registrar and terms and conditions of an agreement with him and termination of the agreement with him;

10.12.14. Other matters belonging to the competence of the Company’s Board of Directors as per applicable laws and these Articles of Association.

10.13. Decisions adoption of which pursuant to these Articles of Association are in the competence of the Company’s Board of Directors may be adopted by the shareholders’ general meeting (excluding questions of holding the shareholders’ general meeting and approving its agenda, which belong to the competence of the Company’s General Director) if for any reason (including an early termination of powers of one or several members of the Company’s Board of Directors, incapacity, death, etc.) a total number of members of the Company’s Board of Directors becomes lower than the quorum in para. 10.9. herein, with which the meeting of the Company’s Board of Directors is deemed duly constituted.

11. THE COMPANY’S GENERAL DIRECTOR

11.1. Day-to-day operations of the Company shall be managed by the sole executive body of the Company represented by its General Director.

11.2. The General Director shall be elected by the shareholders’ general meeting of the Company for a period of one year and may be re-elected for an indefinite number of times.

11.3. The Company’s General Director shall have the competence over all questions of managing day-to-day operations of the Company, excluding questions in the exclusive competence of the shareholders’ general meeting of the Company and the Company’s Board of Directors. The General Director shall arrange execution of decisions of the shareholders’ general meeting of the Company and the Company’s Board of Directors.

11.4. Without any power of attorney the Company’s General Director shall act on behalf of the Company, inter alia he shall represent the Company’s interests, enter into transactions on behalf of the Company, approve staffing tables, issue orders and give instructions binding for all employees of the Company, grant powers of attorney to third persons to act on the behalf of the Company.

12. CONTROLLING FINANCIAL AND ECONOMIC OPERATIONS OF THE COMPANY

12.1. The examiner shall control financial and economic operations of the company. The procedure of the examiner’s operations shall be established in the regulation on the examiner to be approved by the shareholders’ general meeting.

12.2. The examiner shall be elected by the Company’s general meeting of shareholders. However, shares owned by persons holding positions in the Company’s management bodies may not participate in electing the Company’s examiner.

12.3. Financial and economic operations of the Company shall be examined following annual results of the Company’s operations and at any time at discretion of the Company’s examiner, based on a decision of the shareholders’ general meeting or at a request from a shareholder (shareholders) collectively owning at least 10 percent of voting shares in the Company.

12.4. At a request of the Company’s examiner persons holding positions in the Company’s management bodies shall be obliged to present documents on financial and economic operations of the Company;

12.5. The Company’s examiner shall have the right to request that an extraordinary general meeting of shareholders be summoned pursuant to applicable laws.

12.6. The Company’s examiner shall not hold any position in any management bodies of the Company.

13. THE COMPANY’S RESERVE FUND

13.1. The reserve fund of 5 percent of the Company’s registered capital shall be created at the Company. The Company’s Reserve Fund shall be made by annual obligatory contributions until it has reached the amount as established by the Company’s Articles of Association. An amount of annual contributions to the Company’s Reserve Fund shall not be less than 5 percent of the Company’s net profit until it has reached the amount as established by the Company’s Articles of Association.

13.2. The Company’s Reserve Fund shall be intended to cover its losses and repay the Company’s promissory notes and redeem the Company’s shares, if no other funds are available. The Reserve Fund shall not be used for any other purposes.

14. ACCOUNTING AND STATEMENTS, DOCUMENTS OF THE COMPANY. INFORMATION OF THE COMPANY.

14.1. The Company shall keep accounting, submit financial and other statistical statements in the procedure as established by the Law and other regulatory legal acts of the Russian Federation.

14.2. As established by the Law, other regulatory legal acts of the Russian Federation and the Company’s Articles of Association, the Company’s General Director shall be responsible for the arrangement, condition and reliability of book records at the Company, a timely submission of the annual statement and other financial statements to the respective authorities, and the information on the Company’s operations presented to its shareholders.

14.3. The reliability of the information in the Company’s annual statement, accounting balance-sheet, statement of profit and loss shall be verified by the Company’s examiner.

14.4. The Company’s annual statement shall be preliminary approved by the Company’s Board of Directors at least 30 days prior to the date of the annual general meeting of shareholders. The reliability of the information in the Company’s annual statement and annual accounting statements shall be verified by the Company’s examiner.

14.5. For the purpose of implementing the governmental social, economic and fiscal policy, the Company shall secure safety of documents (management, financial and economic, employment documents, etc.); transfer documents of scientific and historic value for governmental safekeeping at the central archives of Moscow as per the list of documents approved with the organization Mosgorarkhiv.

14.6. The Company shall keep the following documents:

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The Company’s Articles of Association, changes and amendments made to the Company’s Articles of Association and duly registered, the decision on establishing the Company, the Company’s state registration certificate;

•	The Company’s Articles of Incorporation;

•	documents confirming the Company’s title to the assets on its balance;

•	the Company’s internal documents approved by the shareholders’ general meeting and other management bodies of the Company;

•	the regulations on branches or representative offices of the Company;

•	the annual statement;

•	book-keeping records;

•	book-keeping records submitted to the respective authorities;

•	minutes of shareholders’ general meetings of the Company, meetings of the Company’s Board of Directors;

•	opinions of the Company’s examiner, governmental and municipal authorities of financial control;

•

other documents as established by the Law, the Company’s Articles of Association and internal documents of the Company, decisions of the shareholders’ general meeting, the Company’s General Director, and other documents as established by legal acts of the Russian Federation and the city of Moscow.

14.7. The Company shall keep the documents above at the location of its executive body, known and accessible for the Company’s shareholders, creditors and other interested parties.

15. REORGANIZATION AND DISSOLUTION OF THE COMPANY

15.1. The Company may be voluntarily reorganized in the procedure as established by the Law. Other grounds and the procedure for reorganization of the Company shall be determined by the Civil Code of the Russian Federation and other federal laws.

15.2. The Company may be reorganized in forms of a merger, takeover, division, separation and re-organization.

15.3. The Company shall be deemed reorganized, excluding cases of reorganizing through taking over, from the date of state registration of legal entities created as a result of reorganization. In the event of reorganization of the Company through merging into it another Company, the first shall be deemed reorganized from the date of entry into the state register of legal entities on dissolution of the Company merged.

15.4. In the event of reorganization of the Company its rights and obligations shall be transferred to its legal successor. Following the Company’s reorganization all documents (management, financial and economic, personnel documents, etc.) shall be transferred to the successor company pursuant to the established rules.

15.5. State registration of the Companies created through reorganization and entries on dissolution of the Companies reorganized, and state registration of respective changes to these Articles of Association shall be made in the procedure as established by applicable laws.

15.6. The Company may be dissolved voluntarily in the procedure established by the Civil Code of the Russian Federation, taking into account the requirements in the Law and these Articles of Association. The Company may be dissolved also by a court decision based on the grounds provided for in the Civil Code of the Russian Federation. The Company’s dissolution shall result in its termination without any transfer of rights and obligations to any other persons in the procedure of legal succession.

15.7. The shareholders’ general meeting of a voluntarily liquidated Company shall take a decision on dissolution of the Company and appointment, subject to approval from the body authorised to perform state registration of legal entities, of a liquidation committee, determine the procedure and period for implementing the liquidation, fix a period for advancing claims by creditors, which shall not be shorter than two months from the date of announcement about dissolution of the Company.

15.8. From the date of appointment of the liquidation commission it shall take over all powers to manage the Company’s activity.

15.9. Upon expiration of the period for advancing claims by creditors, the liquidation committee shall make an intermediate liquidation balance sheet containing the information on composition of assets of the Company being liquidated, claims raised by the creditors and results of their consideration. The intermediate liquidation balance sheet shall be approved by the shareholders’ general meeting subject to approval from the body that performed state registration of the Company being liquidated.

15.10. Upon completion of settlements with creditors, the liquidation committee shall make a liquidation balance sheet which shall be approved by the shareholders’ general meeting subject to approval from the body that performed state registration of the Company being liquidated.

15.11. In case on the date of decision on the dissolution the Company has no liabilities to any creditors, its assets shall be divided between its shareholders pursuant to the Law.

15.12. The Company shall be deemed liquidated from the date of making the respective entry into the state register.

15.13. This document is a duplicate original.

CIREY HOLDINGS INC. Represented by O.V. Rumyantsev, acting by the general power of attorney of 15 March 2005 [signature]

SANGRI LIMITED Represented by V.V. Ivanov, acting by the general power of attorney of 28 March 2005 [signature]

Russian Federation, the city of Lyubertsy, Moscow Oblast. The twenty-fifth of April, two thousand five.

I, Mikhail Valeryevich Rumyanstev, a notary of Lyubertsy notarial district, Moscow Oblast, am certifying the authenticity of signatures of the authorised representative of CIREY HOLDING INC., Oleg Valeryevich Rumyanstev, and the authorised representative of SANGRI LIMITED, Vladimir Viktorovich Ivanov, which have been put in my presence.

The identities and powers of the representatives are verified.

Registered in the register under No. 1k-3115

Charged: 200 roubles

[signature]

[seal: NOTARY MIKHAIL VALERYEVICH RUMYANSTEV; Lyubertsy notarial district, Moscow Oblast]

[seal: illegible]

[seal: NOTARY MIKHAIL VALERYEVICH RUMYANSTEV; Lyubertsy notarial district, Moscow Oblast]

Laced, numbered and sealed in total 9 (nine) sheets
Notary [signature]

[stamp: Inter-District Inspection No. 4 of the Federal Tax Services for Moscow; Entry in the Unified State Register of Legal Entities of 06 June 2005; OGRN 1057747177861; Senior Specialist L.G. Smirnova [signature]

[seal: illegible]

COPY

APPROVED

by the decision

of the sole shareholder of

Closed Joint-Stock Company

Mid-Russian Distilleries

Cirey Holdings Inc.

02 July 2007

O.V. Rumyantsev

[signature]

[stamp: 01 AUG 2007

1057747177861

2077758546083

Deputy Head of Department]

[signature]

[seal: Federal Tax Service; Department of the Federal Tax Service for Moscow; Inter-District Inspection No. 46 of the Federal Tax Service for Moscow; Inter-District Inspection No. 46 of the FTSM; OGRN 1047796501550]

AMENDMENT No. 1

to the Articles of Association of Closed Joint-Stock Company

Mid-Russian Distilleries

The following changes shall be made to the Articles of Association of Closed Joint-Stock Company Mid-Russian Distilleries:

Article 2 of the Articles of Association shall be supplemented with paragraph 2.2. reading as follows:

“2.2. The sole shareholder of the Company is CIREY HOLDINGS INC., a legal entity established by laws of the British Virgin Islands located at: 325 Waterfront Drive, Omar Hodge Building, 2nd Floor, Wickhams Cay, Road Town, Tortola, British Virgin Islands, owning 100% of ordinary registered shares in the Company”.

Paragraph 5.1. of the Articles of Association of the Company shall be amended and read as follows:

“The Company’s authorised capital shall be composed of the nominal value of the Company’s shares owned by shareholders of the Company and is 104,110,000 (one hundred four million one hundred ten thousand) roubles.

The Company’s authorised capital shall be divided into 10,411 (ten thousand four hundred eleven) ordinary registered shares with a par value of 10,000 (ten thousand) roubles each”.

COPY

APPROVED

by the decision

of the sole shareholder of

Closed Joint-Stock Company

Mid-Russian Distilleries

LVZ HOLDINGS LIMITED

Decision of 18 July 2007

Director

[signature]

[seal: LVZ HOLDINGS LIMITED]

AMENDMENT No. 2

to the Articles of Association of Closed Joint-Stock Company

Mid-Russian Distilleries

1. Paragraph 2.1. of Article 2 “SHAREHOLDERS OF THE COMPANY” of the Company’s Articles of Association shall be amended and read as follows:

“Individuals and (or) legal entities may be shareholders of the Company. A number of shareholders of the Company shall not be more than fifty.

The sole shareholder of the Company is LVZ HOLDINGS LIMITED, a company established and existing under laws of Cyprus and located at: Theklas Lysioti, 29, CASSANDRA CENTER, 2nd floor, Flat/Office 201-202, P.C. 3030, Limassol, Cyprus”.

2. Paragraph 2.2. shall be removed from the Company’s Articles of Association.

[signature]

Acting Head of Department

of Registration and Keeping Records of

Taxpayers

A.N. Masalitina

[seal: Federal Tax Service; Department of the Federal Tax Service for Moscow;

Inter-District Inspection No. 46 of the Federal Tax Service for Moscow;

Inter-District Inspection No. 46 of the FTSM; OGRN 1047796501550]

[stamp: FOR A TRUE COPY]

APPROVED

by the decision of 28 July 2008

of the sole shareholder of

Closed Joint-Stock Company

Mid-Russian Distilleries

CJSC Russian Alcohol

General Director

S.V. Sorokin

[signature]

AMENDMENT No. 3

to the Articles of Association of Closed Joint-Stock Company

Mid-Russian Distilleries

Paragraph 2.1. of Article 2 “SHAREHOLDERS OF THE COMPANY” of the Company’s Articles of Association shall be amended and read as follows:

“Individuals and (or) legal entities may be shareholders of the Company. A number of shareholders of the Company shall not be more than fifty.

The sole shareholder of the Company is Closed Joint-Stock Company Russian Alcohol Group of Companies, a company established and existing under laws of the Russian Federation and located at: 129344, Moscow, ul. Eniseiskaya, d. 1, str. 1, (OGRN 1037705023190)”.

[stamp: Inter-District Inspection No. 46 of the FTS of Russia for Moscow (name of the registering authority);

the entry is made into the Unified State Register of Legal Entities on 27 October 2008; OGRN

1057747177861; GRN 2087763200402; Grade 1 Specialist L.V. Zvarych; [signature]]

[seal: Federal Tax Service; Department of the Federal Tax Service for Moscow;

Inter-District Inspection No. 46 of the Federal Tax Service for Moscow;

Inter-District Inspection No. 46 of the FTSM; OGRN 1047796501550]

M.S. Malykhin

[signature]

The original is in the registration file at the IFTS of Russia No. 16 for Moscow Representative of the Inspection

FOR A TRUE COPY

[signature]

[seal: Federal Tax Service; Department of the Federal Tax Service for Moscow;

Inter-District Inspection No. 16 of the Federal Tax Service for Moscow;

Inter-District Inspection No. 16 of the FTSM; OGRN 1047716029844]

APPROVED

by the decision of 30 December 2009

of the sole shareholder of

Closed Joint-Stock Company

Mid-Russian Distilleries

CJSC Russian Alcohol

General Director

Carlo Radicati di Primelo

AMENDMENT No. 4

Paragraph 3.2. of the Articles of Association of Closed Joint-Stock Company Mid-Russian Distilleries shall be amended and read as follows:

1. The Company is located at: 129344, Moscow, ul. Eniseiskaya, d. 1, str. 1

Sole shareholder of

CJSC Mid-Russian Distilleries

Closed Joint-Stock Company

Russian Alcohol Group of Companies

[signature]         Radicati di Primelo Carlo

[seal: Closed Joint-Stock Company OGRN 1037705023190;

Moscow; Russian Alcohol Group of Companies]

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